UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2007

MDI, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9463	75-2626358

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10226 San Pedro Avenue San Antonio, Texas	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 582-2664

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                Entry into a Material Definitive Agreement.

On October 8, 2007, MDI, Inc. (“MDI”) entered into an agreement with FAS Construction Management, Inc. (“FAS”) and its shareowners to purchase all of the outstanding shares of FAS. Under the terms of the agreement, FAS shareholders will receive 5,000,000 unregistered shares of MDI’s common stock. MDI will prepare and file with the SEC a Registration Statement on Form S-3 within thirty (30) days following Closing. The Closing is expected to take place during the week of October 15, 2007.

Item 2.01                                Completion of Acquisition or Disposition of Assets.

On October 8, 2007, MDI completed the purchase from Ridgemont Investment Group, LLC of all of the shares of STC Holdings, Inc., the owner of the land and buildings located at 10226 San Pedro Avenue in San Antonio which includes MDI’s headquarters and operational facilities. The purchase price was 3,306,122 shares of company stock that have already been registered with the SEC.  The property is valued at approximately $9.5 million and is subject to a $5.5 million loan secured only by the property, with there being no personal liability to the maker of the note.

Item 8.01                                Other Events.

On October 8, 2007, MDI issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference. On October 9, 2007, MDI issued the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

Exhibits:  The following exhibit is being filed herewith:

99.1                      Press Release issued by MDI dated October 8, 2007.

99.2                      Press Release issued by MDI dated October 9, 2007.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 16, 2007	MDI, Inc.

By: /s/ Richard A. Larsen
Richard A. Larsen
Senior Vice President, General Counsel and Secretary